                                                                Exhibit  10.8.1

ORACLE
                     SOFTWARE LICENSE AND SERVICES AGREEMENT


This Software License and services agreement (the "Agreement" is between Oracle Corporation with the principal place of business at 500 Oracle parkway, Redwood City, California 94065 ("Oracle") and NEW YORK MERCANTILE EXCHANGE with the principal place of business at 22 COURTLAND STREET 33RD FLR, CHURCH STREET, NY 10007 ("Customer").



The forms of this agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services to be provided.


I.DEFINITIONS

1.1 "Program" shall mean the computer software in object code form owned or distributed by Oracle for which Customer is granted a license pursuant to this Agreement the media the user guides and manuals for Use of the software ("Documentation") and Updates.


1.2 "Order Form" shall mean the document by which Customer orders Program license and services, and which is agreed to buy the parties. The Order Form shall reference the Effective Date of this Agreement.


1.3 "Price List" shall mean Oracle's applicable standard commercial fee schedule that is in effect when a Program license or any other product or service is ordered by Customer.


1.4 "Designation System" shall mean the computer hardware and operating system designated on the relevant Order Form.


1.5 "Supported Program License" shall mean a Program license for which Customer has ordered Technical Support for the relevant time period. "Technical Support" shall mean Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.6 "Commencement Date" shall mean the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.7 "Update" shall mean a subsequent release of the Program which is generally made available for Supported Program Licenses at no additional charge other than media and handling charges. Updates shall not include any release, option or future product which Oracle license separately.

1.8 "User" unless otherwise specified on the Order Form shall mean an individual authorized by Customer to were specified Programs, regardless of whether the individual is actively using the Programs at any given time.

1.9 "Application Program" shall be program designated as application software by Oracle.

1.10 "Limited Production Program" shall be a Program which does not appear on the Price list on which is designated as Limited Production by Oracle.

II. PROGRAM LICENSE

2.1 Rights Granted

A. Oracle grant to Customer a nonexclusive license to uses the Programs Customer obtains under this Agreement, as follows:

I. to use the Programs solely for Customer's own internal data operations on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or other such limitation (if any), Customer may not relicense the Programs or use the Programs for third-party training, commercial time-sharing, rental or service bureau use;

II. to use the Documentation provided with the Programs in support or Customer's authorized use of the Programs;

III. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement and


IV. to modify the Programs and combine them with other software products.


Customer shall not copy or use the Programs (including the Documentation) except or otherwise specified in this Agreement or an Order Form, Customer shall have the right to allow Customer's third party agents ("Agents") to use the Programs for Customer's internal use purposes so long as Customer ensures that Agents use the Programs in accordance with the terms of this Agreement.

B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompiletion of the Programs.

C. Oracle shall retain all title, copyright and other proprietary rights in the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

D. To use a Program specified on a Order Form ("ordered Program"). Customer may need to use an ancillary Program embedded in or delivered with the ordered Program. The ancillary Program may be used only as described in the Order Form or Documentation for implementation of the ordered Programs and for no other purposes. Customer shall have no right to use any other software program that may be delivered with ordered Programs.


E. As an accommodation to Customer, Oracle may supply Customer with pre-production release or Programs (which may be labeled "Alpha or Beta"). These products are not suitable for production use.

2.2 Acceptance of Program
For each Program license for which delivery is required under this Agreement, Customer shall have a 15 day "Acceptance Period" beginning on the Commencement Date. During the Acceptance Period, Customer may cancel the license by giving written notice to Oracle and returning the Program in accordance with Section
4.5. Unless such cancellation notice is given, the license will be deemed accepted by Customer at the end of the Acceptance Period. If Customer is granted a right-to-copy license, subsequent copies shall be deemed accepted upon acceptance of the master copy.

2.3 Transfer and Assignment

A. Customer may transfer a Program license within the organization upon notice to Oracle, transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

B. Customer may not assign this Agreement to a third party (i.e., a legal entity separate from Customer) without the price written consent of Oracle, Oracle shall not unreasonably withhold such consent.

2.4 Verification
At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification (a) verify that the Programs are being used pursuant to the provisions of this Agreement, including any User and other limitation and (b) listing the locations, types and serial number of the Designated Systems on which the Programs are run.

Oracle may, at no expense, audit Customer's use of the Program. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed; if the underpaid fees exceed 5% of the license fees paid. Then Customer shall also pay Oracle's reasonable costs of conducting the audit, Audits shall be conducted no more than once annually.

III. TECHNICAL SERVICES

3.1 Technical Support Services
Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by Customer of the applicable fees. Reinstatement of licensed Technical Support service is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is re-ordered. Customer may obtain Technical Support services for Limited Production Programs and pre-production release of Programs on a time and materials basis.

3.2 Consulting and Training Services
Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing. Any consulting services acquired from Oracle shall be bid separately from the Program licenses, and Customer may acquire either Program licenses or consulting services without acquiring the other.

3.3 Incidental Expenses
For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV. TERM AND TERMINATION

4.1 Term
If not otherwise specified on the Order Form, each Program license granted under this agreement shall remain in affects perpetually unless the license or this Agreement is terminated as provided in Section 4.2 or 4.3.

4.2 Termination by Customer
Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in Section 4.4.

4.3 Termination of Oracle
Oracle may terminate this Agreement or any license upon written notice if Customer breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4 Effect of Termination
Termination of this Agreement or any license shall not limit wither party from pursuing other remedies available to it, including injunction relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form or other similar ordering document under this Agreement. The parties rights and obligations under Section 2.1.B, 2.1.C, 2.1.D, and 2.3.B and Articles IV,V,VI and VII shall survive termination of this Agreement.

VII. GENERAL TERMS


7.1 Nondisclosure

By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.



A party's Confidential Information shall not include information that: (a) is or become a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.



The parties agree to hold each other's Confidential Information in confidence during the terms of this Agreement and for a period of two years after termination of this Agreement. The parties agree, that unless required by law, not to make each others Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by the employee or agents in violation of the terms of this Agreement.


7.2 Governing Law

This Agreement, and all matters arising out of or relating to this Agreement shall be governed by the law of the State of California, and shall be deemed to be executed in Redwood City, California.


7.3 Jurisdiction

Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Metao County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.


7.4 Notice

All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been giver when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).



To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.


7.5 Limitations of Liability

In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for lose of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages result from Customer's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services, giving rise to the liability, presented over a five-year term from the Commencement Date of the applicable license or the date of performances of the applicable services.


The provisions of this Agreement allocate the risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6 Severability
In the event any provision of this Agreement is held to be invalid or unforeseeable, the remaining provisions of this Agreement will remain in full force.

7.7 Waiver

The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.


7.8 Export Administration

Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons production.


7.9 Relationship Between the Parties

Oracle is an independent contractor nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

7.10 Entire Agreement
This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party, the other act document usage or custom shall be deemed to amend or modify this Agreement.



It is expressly agreed that the terms of this Agreement and any Order Form shall supercede the terms in any Customer purchase order or other ordering document. This Agreement shall also supercede the terms of any relationship or break-the-seal license Agreement included in any package for Oracle-furnished software except terms consulting in such license agreement that grant specific use rights for the Programs



The Effective Date of this Agreement shall be  1-6-95

Executed by NEW YORK MERCANTILE EXCHANGE D P      Executed by ORACLE CORPORATION

Signature /S/      Neal Wolkoff                Signature: /S/  Neil Stallings

Name:              Neal Wolkoff                Name:       Neil Stallings

Title:             Exec. V.P.                  Title: Manager, Sales Support


Oracle
Oracle Corporation
500 Oracle Parkway
Redwood shores, CA  94085
(415) 506-7000

Oracle is a registered trademark of Oracle Corporation

                                  AMENDMENT ONE
                                     to the
                     SOFTWARE LICENSE AND SERVICES AGREEMENT
                                     between
                          NEW YORK MERCANTILE EXCHANGE
                                       and
                               ORACLE CORPORATION


This document is an Amendment to the Software License and Services Agreement between New York Mercantile Exchange ("Client") and Oracle Corporation ("Oracle") dated January 6 1995 ("SLSA") which shall be amended, as of the Effective Date below, as follows:


1. The following shall be inserted at the end of section 3.3: "Customer may request receipts or documentation for such our of pocket expenses."

2.    Section 7.2 of the Agreement shall be deleted in its entirety.

3.    Section 7.3 of the Agreement shall be deleted in its entirety.

4. In the first sentence of the first paragraph of Section 7.4 of the Agreement, delete "first class mail" and replace with "certified or registered mail or express courier".

Other than the changes specified above, the terms and conditions of the Software License and Services Agreement shall remain in full force and effect.


The Effective Date of this Amendment One is Jan. 6 1995.


NEW YORK MERCANTILE EXCHANGE        ORACLE CORPORATION

By:  /s/ Neal Wolkoff                       By:  /s/ Neil Stollings
    -----------------------------               -----------------------------

Name:    Neal Wolkoff                       Name:    Neil Stollings
      ---------------------------                 ---------------------------

Title:   Exec V.P.                          Title:   Manager, Sales Support
       --------------------------                  --------------------------